Territorial Mutual Holding Company Bank REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Territorial Mutual Holding Company either a written revocation of the proxy, a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the , 2009 and a Proxy Statement for the Special Meeting prior to signing this proxy.

Signature: Date:

Signature: Date:

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope. FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN

COMPANY LOGO SEND OVERNIGHT PACKAGES TO: Attn: Stock Information Center

(1) Number of Shares Price Per Share (2) Total Amount Due

x $10.00 = $ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000). See instructions on Reverse Side

ORDER DEADLINE: The Subscription Offering ends at 3:00 PM, Hawaii time, on , 2009. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline or it will be considered void. Faxes or copies of this form will not be accepted. Territorial Bancorp Inc. reserves the right to accept or reject improper order forms.

(3a) Method of Payment- Check or Money Order

Enclosed is a personal check, bank check or money order made payable to Territorial Bancorp Inc. $ .00

(3b) Method of Payment- Deposit Account Withdrawal

Territorial Savings Bank Deposit Account Number(s) Withdrawal Amount(s)

(4) Purchaser Information (check one)

a. Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Territorial Savings Bank as of Sept. 30, 2007. Enter information in Section 9 for all deposit accounts that you had at Territorial Savings Bank on Sept. 30, 2007.

b. Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Territorial Savings Bank as of December 31, 2008 but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Territorial Savings Bank as of December 31, 2008.

c. Other Members - Check here if you were a depositor of Territorial Savings Bank as of , 2009, or a borrower as of September 18, 2002 whose borrowings remain outstanding as of , who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories.

d. Local Community – People or trusts for the benefit of people who are residents of Hawaii will receive preference in a community offering

e. General Public

MARK THE ACCOUNT TYPE Savings CD $ .00

MARK THE ACCOUNT TYPE Savings CD $ .00

MARK THE ACCOUNT TYPE Savings CD $ ..00

Total Withdrawal $ .00

(5) Check if you (or a household family member) are a: Director or Officer of Territorial Savings Bank or Territorial Bancorp Inc. Employee of Territorial Savings Bank or Territorial Bancorp Inc.

(6) Maximum Purchaser Identification: Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(7) Associates/Acting in Concert: Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms Number of Shares Ordered Name(s) listed in Section 8 on other Order Forms Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

Individual Individual Retirement Account Corporation

Joint Tenants Uniform Transfer to Minors Act Partnership

Tenants in Common Uniform Gift to Minors Act Trust - Under Agreement Dated

Name SS# or Tax ID

Name SS# or Tax ID

Address Daytime Telephone #

City State Zip Code County Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Territorial Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering.

NAMES ON ACCOUNTS ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgment and Signature: I understand that this Order Form, with full payment and properly executed, must be received by Territorial Bancorp Inc. no later than 3:00 PM, Hawaii time, on , 2009. Otherwise, this Order Form will be voidable. I agree that after receipt by Territorial Bancorp Inc., this Order Form may not be modified or cancelled without Territorial Bancorp Inc.,’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Territorial Bancorp Inc., Territorial Savings Bank, or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call at the Office of Thrift Supervision’s West Regional Office at ( ) . I further certify that, before purchasing the common stock of Territorial Bancorp Inc., I received the Prospectus dated , 2009. The Prospectus that I received, dated , 2009 contains disclosure concerning the nature of the common stock being offered by Territorial Bancorp Inc. and describes, in the Risk Factors section beginning on page 16 of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1. Future changes in interest rates could reduce our profits.

2. Our lending activities provide lower interest rates than financial institutions that originate more commercial loans.

3. We could record future losses on our holdings of trust preferred securities.

4. Recent negative developments in the financial industry and the domestic and international credit markets may adversely affect our operations and results.

5. Non-residential real estate loans increase our exposure to credit risks.

6. Strong competition within our market area may limit our growth and profitability.

7. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

8. Concentration of loans in our primary market area may increase risk.

9. Our local economy relies heavily on the tourism industry. Continued downturns in this industry could affect our operations and results.

10. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

11. Severe weather, natural disasters, and other external events could significantly affect our operations and results.

12. The future price of the shares of common stock may be less than the purchase price in the stock.

13. The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock.

14. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

15. Our stock-based benefit plans will increase our costs, which will reduce our income.

16. The implementation of stock-based benefit plans will dilute your ownership interest.

17. We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering.

Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs.

18. We will enter into employment agreements that may increase our compensation costs.

19. We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits.

20. Our stock value may be negatively affected by federal regulations that restrict takeovers.

21. The corporate governance positions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of the company that our board might conclude are not in the best interest of Territorial Bancorp Inc. or its stockholders.

22. We have never issued common stock and there is no guarantee that a liquid market will developed.

23. We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

24. The distribution of subscription rights could have adverse income tax consequences.

YOUR ORDER IS NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.

IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable) (Date) Signature (title, if applicable) (Date)

For Internal Use Only

REC’D / CHECK# $ CHECK# $ BATCH # ORDER # CATEGORY

Territorial Mutual Holding Company REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TERRITORIAL MUTUAL HOLDING COMPANY FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON, 2009, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

The undersigned, being a member of Territorial Mutual Holding Company, hereby authorizes the Board of Directors of Territorial Mutual Holding Company or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Territorial Savings Bank to be held at the, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

(1) The approval of the Plan of Conversion and Reorganization (the “Plan”) to convert Territorial Mutual Holding Company from the Mutual to the stock form of organization, including the adoption of a Federal Stock Charter and By-Laws, with the simultaneous issuance of its common stock to a Maryland corporation (the “Company”) and sale by Company of shares of its common stock.

FOR AGAINST

This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy, properly signed and dated, will be voted “FOR” adoption of the plan of conversion and reorganization, and if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

Territorial Bancorp Inc.

Order Form Instructions

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 50,000 shares (50,000 shares x $10.00 per share = $500,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 100,000 shares (100,000 shares x $10.00 per share = $1,000,000) of the common stock offered in the stock offering. For additional information, see “The Conversion; Plan of Distribution - Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our Territorial Savings Bank branches) or by check, bank draft or money order payable to Territorial Bancorp Inc. DO NOT MAIL CASH. Your funds will earn interest at Territorial Savings Bank’s passbook savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a deposit account or certificate of deposit at Territorial Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock

Order form. To withdraw from an account with checking privileges, please write a check. Territorial Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a depositor on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Territorial Savings Bank or Territorial Bancorp Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated, 2009, please see the section entitled “The Conversion; Plan of Distribution - Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Territorial Bancorp Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (). Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may only make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Territorial Savings Bank. The stock cannot be held in your Territorial Savings

Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRA’s: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #].

Address will be that of the broker / trust department to where the stock certificate will be sent.

The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers.

Uniform Transfers To Minors Act - For residents of Hawaii and most states, stock may be held in the name of a custodian for the benefit of a minor under the

Uniform Transfers to Minors Act (“UTMA”). For residents of California, Delaware, Puerto Rico, South Carolina and Vermont, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act (“UGMA”) of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA or UGMA: On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”

On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-HI (or your state’s abbreviation) or UGMA-CA (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – You should list any qualifying accounts that you have or may have had with Territorial Savings Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated, 2009 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at () Monday – Friday from 8:30 a.m. to 4:00

p.m., Hawaii time, except bank holidays.